FOR IMMEDIATE RELEASE
NEW SOURCE ENERGY PARTNERS REPORTS THIRD QUARTER 2014 RESULTS

OKLAHOMA CITY, OKLAHOMA, November 6, 2014 - New Source Energy Partners L.P., a Delaware limited partnership (NYSE: NSLP) (the “Partnership” or “New Source”), today announced financial and operating results for the quarter ended September 30, 2014 and updates guidance for the fourth quarter 2014 and full year 2015.

Third Quarter 2014 Highlights

•	Distributable cash flow ("DCF") per unit of $0.73 for the third quarter 2014, an increase of approximately 62% compared to the third quarter 2013

•	DCF of approximately $13.0 million and DCF coverage ratio of 1.25x for the third quarter of 2014

•	Adjusted EBITDA of approximately $19.3 million for the third quarter 2014 compared to approximately $7.1 million for the third quarter 2013

•	Declared quarterly cash distribution of $0.585 per unit, or $2.34 per unit on an annualized basis

"During the third quarter, the Partnership focused on strengthening the foundation of our business," said Kristian Kos, Chairman and CEO. "We continue to maintain a strong balance sheet, have ample liquidity with a low debt to EBITDA ratio and hold a strong coverage ratio putting the Partnership in position to continue our footprint expansion both organically and through acquisitions."

Exploration and Production Operational Results
The following table reflects production, pricing and cost for the Exploration and Production division for the third quarter of 2014 compared to the second quarter of 2014 and third quarter of 2013.

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013

Production volumes:
Oil (Bbls)	39,990	43,625	19,900
Natural gas (Mcf)	960,434	927,828	755,889
NGLs (Bbls)	227,439	241,695	216,225
Total production volumes (Boe)	427,501	439,958	362,107
Average daily volumes (Boe)	4,647	4,835	3,936

Average price:
Oil (per Bbl)	$94.97	$100.91	$102.71
Natural gas (per Mcf)	$3.86	$4.15	$3.42
NGL (per Bbl)	$35.40	$35.03	$36.10
Total, excluding derivatives (per Boe)	$36.40	$38.00	$34.33
Realized loss on derivative settlements (per Boe)	$(0.79)	$(2.24)	$(0.15)
Total, including derivatives (per Boe)	$35.61	$35.76	$34.18

Average production costs (per Boe)	$11.45	$10.26	$9.47

Three Year Derivative Position
The following table reflects the Partnership's percentage of production hedged through 2016. We utilize fixed price swaps, collars and put options as part of our strategy to hedge the variability of oil, natural gas, and NGL prices. Additional information on our derivatives is available on our website, www.newsource.com, under the investors tab.

	Oil	Natural Gas	NGLs	Total
Quarter Ending 12/31/2014	74%	71%	65%	70%
2015	84%	69%	9%	54%
2016	30%	27%	—%	19%

Oilfield Services Results
Adjusted EBITDA for the Oilfield Services division was approximately $11.5 million compared to $2.9 million in the second quarter of 2014. Revenue was approximately $40.9 million for the third quarter of 2014 with an average weekly rig count of 1,166 compared to $10.1 million in the second quarter of 2014 with an average weekly rig count of 1,057. The increase in Adjusted EBITDA and revenue in the third quarter of 2014 is primarily attributable to realizing a full quarter of activity from the acquisitions of Erick Flowback Services ("EFS") and Rod's Production Services ("RPS") on June 26, 2014. With the acquisitions of EFS and RPS, we are able to expand our oilfield services product line and geographic areas in which we operate, including the premier basins in the United States. The Partnership's oilfield services segment was established with the MCE Acquisition that occurred in November 2013. As such, comparative information for the 2013 period is not available

Guidance Update
The Partnership is updating guidance for both its E&P and Oilfield Services divisions for the fourth quarter 2014 and full year 2015.

Oilfield Services Division			E&P Division
	2H2014E	FY2015E		2H2014E	FY2015E
Revenue ($ in millions)	$70.00 - $90.00	$180.00 - $220.00	Production (Boe/d)	4,500 - 4,600	4,500 - 4,600
EBITDA Margin	25% - 29%		Production Taxes (% of Revenue)	5.25% - 5.75%
Maint. Capex (% of EBITDA)	10% - 15%		Production Costs ($ per Boe)	$10.75 - $11.25
			Maint. Capex ($ per Boe)	$8.00 - $8.50

Use of Non-GAAP Financial Measures
New Source presents Adjusted EBITDA, DCF and Distributable Cash Flow Coverage Ratio (“Coverage Ratio”), which are non-GAAP financial measures, in this press release.  New Source defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation, depletion and amortization, accretion expense, non-cash compensation expense, acquisition and transaction fees, (gain) loss on derivative contracts net of cash paid on settlement of derivative contracts and other non-recurring gains and losses.  New Source defines DCF as Adjusted EBITDA less cash interest expense and estimated maintenance capital expenditures, as defined below.  New Source calculates its Coverage Ratio using DCF generated during the period compared to the aggregate cash distributions paid with respect to the period.

Estimated maintenance capital expenditures represent New Source’s estimate of the amount of capital expenditures necessary to maintain the revenue generating capabilities of its assets at current levels over the long term.  Following the acquisition of MCE, LP, management and the Board of Directors changed the method of estimating maintenance capital expenditures to a calculation based on the estimated capital expenditures required to replace revenue generating assets (including production and producing reserves from its oil and natural gas operations and vehicles and other equipment from its oilfield services operations) on an individualized basis. With respect to its oil and natural gas operations, estimated maintenance capital expenditures represents the average cost to replace a barrel of oil equivalent, using the historical average finding and development costs over the preceding five-year period and the actual production volume for such period.  With respect to its oilfield services operations, estimated maintenance capital expenditures represent the estimated replacement costs for current equipment whose useful lives are scheduled to be completed during the given year.

New Source believes that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our results of operations. The tables included in this press release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider Adjusted EBITDA, DCF or Coverage Ratio in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because Adjusted EBITDA, DCF and Coverage Ratio may be defined differently by other companies in our industry, New Source’s definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following tables present a reconciliation of Adjusted EBITDA and DCF to net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation of Adjusted EBITDA and DCF to net (loss) income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013 (1)	2014	2013 (1)
	(in thousands, except coverage ratio)
Net (loss) income attributable to New Source Energy Partners L.P.	$(3,168)	$(1,986)	$(3,114)	$4,768
Interest expense	1,458	654	3,442	3,220
Franchise tax expense (income tax benefit)	41	—	41	(12,126)
Depreciation, depletion and amortization	17,760	4,913	37,329	11,686
Accretion expense	77	59	219	145
Non-cash compensation expense	1,262	—	1,906	7,738
Acquisition and transaction fees	392	556	3,624	461
Gain on investment in acquired business	—	—	(2,298)	—
(Gain) loss on derivative contracts, net	(3,768)	3,453	760	2,597
Cash paid on settlement of derivative contracts	(338)	(537)	(3,750)	(878)
Change in fair value of contingent consideration	5,576	—	4,664	—
Adjusted EBITDA	19,292	7,112	42,823	17,611
Cash paid for interest	1,140	456	2,999	1,476
Estimated maintenance capital expenditures (2)	5,104	2,550	12,752	5,647
Distributable cash flow	$13,048	$4,106	$27,072	$10,488
Aggregate distributions for period (3)	$10,413
Number of units	17,800
DCF per unit	$0.73
Coverage Ratio	1.25
__________
(1) Reflects certain changes to align to current methodology for calculating Adjusted EBITDA.

(2) Amounts reflect management’s estimates of maintenance capital expenditures during the period presented. Actual maintenance capital expenditures will vary depending on various factors, including, but not limited to, maintenance schedules and the timing of capital projects. Of the estimated maintenance capital expenditures for the three months ended September 30, 2014, approximately $3.5 million (427,501 Boe produced x $8.20 Boe produced) relates to the Exploration and Production division and approximately $1.6 million relates to the Oilfield Services division.

(3) Excludes approximately $0.4 million of distributions paid on common units issued in October 2014. Including such distributions would result in a Coverage Ratio of 1.20x for the third quarter distribution.

Reconciliation of Adjusted EBITDA by segment to net (loss) income by segment:

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
	E&P	OFS	E&P	OFS
	(in thousands)
Net (loss) income attributable to New Source Energy Partners L.P.	$(1,770)	$(1,398)	$410	$(3,524)
Interest expense	936	522	2,681	761
Franchise tax expense	—	41	—	41
Depreciation, depletion and amortization	6,757	11,003	19,473	17,856
Accretion expense	77	—	219	—
Non-cash compensation expense	—	1,262	644	1,262
Acquisition and transaction fees	300	92	3,315	309
Gain on investment in acquired business	—	—	(2,298)	—
(Gain) loss on derivative contracts, net	(3,768)	—	760	—
Cash paid on settlement of derivative contracts	(338)	—	(3,750)	—
Change in fair value of contingent consideration	5,576	—	4,664	—
Adjusted EBITDA	$7,770	$11,522	$26,118	$16,705

Conference Call
A conference call for investors will be held today, November 6, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss the Partnership’s third quarter 2014 results. Hosting the call will be Kristian B. Kos, Chairman and Chief Executive Officer, Dikran Tourian, President and Chief Operating Officer and Richard D. Finley, Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 407-4018, or for international callers, (201) 689-8471. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the replay is 13594289. The replay will be available until November 20, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Partnership’s website at www.newsource.com in the Investors-Presentations link. A replay of the webcast will also be available for approximately 30 days following the call.

About New Source Energy Partners L.P.
New Source Energy Partners L.P. is a vertically integrated independent energy partnership. The Partnership is engaged in the development and production of its onshore oil and liquids-rich portfolio that extends across conventional resource reservoirs in east-central Oklahoma. In addition, the Partnership is engaged in oilfield services that specialize in increasing efficiencies and safety in drilling and completion processes through its subsidiaries. For more information on the Partnership, please visit www.newsource.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of federal securities laws. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. We have based these forward-looking statements on our current expectation and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 and the information included in the Partnership’s quarterly and current reports and other public filings. These forward-looking statements are based on and include the Partnership’s expectations as of the date hereof. We undertake no obligation to update or revise any forward-looking statements except as may be required by applicable law.

New Source Energy Partners L.P. – Investor & Media Contact
Nick Hodapp
Director of Investor Relations
(405) 272-3028
nhodapp@newsource.com

New Source Energy Partners L.P.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per unit amounts)
Revenues:
Oil sales	$3,798	$2,044	$12,146	$4,879
Natural gas sales	3,711	2,582	12,928	7,031
NGL sales	8,052	7,805	26,056	20,530
Oilfield services	40,863	—	59,539	—
Total revenues	56,424	12,431	110,669	32,440
Operating costs and expenses:
Oil, natural gas and NGL production	4,894	3,428	13,913	8,702
Production taxes	668	557	2,339	1,996
Cost of providing oilfield services	24,315	—	34,849	—
Depreciation, depletion and amortization	17,760	4,913	37,329	11,686
Accretion	77	59	219	145
General and administrative	13,957	1,353	23,006	11,452
Total operating costs and expenses	61,671	10,310	111,655	33,981
Operating (loss) income	(5,247)	2,121	(986)	(1,541)
Other income (expense):
Interest expense	(1,458)	(654)	(3,442)	(3,220)
Gain (loss) on derivative contracts, net	3,768	(3,453)	(760)	(2,597)
Gain on investment in acquired business	—	—	2,298	—
Other income	11	—	18	—
Loss before income taxes	(2,926)	(1,986)	(2,872)	(7,358)
Income tax benefit	—	—	—	12,126
Net (loss) income	(2,926)	(1,986)	(2,872)	4,768
Less: net income attributable to noncontrolling interest	242	—	242	—
Net (loss) income attributable to New Source Energy Partners L.P.	$(3,168)	$(1,986)	$(3,114)	$4,768

Net income prior to purchase of properties from New Source Energy on February 13, 2013				$5,303
Net loss subsequent to purchase of properties form New Source Energy on February 13, 2013 and allocable to units	$(3,168)	$(1,986)	$(3,114)	$(535)

Net loss per unit:
Net loss per general partner unit	$(0.18)	$(0.22)	$(0.20)	$(0.19)
Net loss per subordinated unit	$(0.18)	$(0.22)	$(0.20)	$(0.20)
Net loss per common unit	$(0.18)	$(0.22)	$(0.21)	$(0.01)

New Source Energy Partners L.P.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2014	December 31, 2013
	(in thousands, except unit amounts)
ASSETS
Current assets:
Cash	$5,696	$7,291
Restricted cash	25	—
Accounts receivable	40,492	12,609
Other current assets	7,867	1,114
Total current assets	54,080	21,014

Oil and natural gas properties, at cost using full cost method of accounting:
Proved oil and natural gas properties	329,864	291,829
Less: Accumulated depreciation, depletion, and amortization	(148,427)	(128,961)
Total oil and natural gas properties, net	181,437	162,868
Property and equipment, net	63,281	8,166
Intangible assets, net	89,813	35,009
Goodwill	38,694	23,974
Other assets	2,379	3,679
Total assets	$429,684	$254,710

LIABILITIES AND UNITHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,636	$3,267
Accounts payable-related parties	5,103	8,221
Factoring payable	15,526	1,907
Contingent consideration payable	32,185	—
Derivative contracts	608	3,167
Current portion of long-term debt	21,132	719
Total current liabilities	87,190	17,281
Long-term debt	96,301	80,014
Contingent consideration payable to related parties	—	6,320
Asset retirement obligations	3,877	3,455
Other liabilities	396	387
Total liabilities	187,764	107,457
Commitments and contingencies
Unitholders' equity:
Common units (15,440,381 units issued and outstanding at September 30, 2014 and 9,599,578 units issued and outstanding at December 31, 2013)	257,728	151,773
Common units held in escrow	(8,227)	—
Subordinated units (2,205,000 units issued and outstanding at September 30, 2014 and December 31, 2013)	(21,604)	(17,334)
General partner's units (155,102 units issued and outstanding at September 30, 2014 and December 31, 2013)	(1,474)	(1,174)
Total New Source Energy Partners L.P. unitholders' equity	226,423	133,265
Noncontrolling interest	15,497	13,988
Total unitholders' equity	241,920	147,253
Total liabilities and unitholders' equity	$429,684	$254,710